UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2022

TreeHouse Foods, Inc.
(Exact name of registrant as specified in charter)

Commission File Number: 001-32504

Delaware		20-2311383
(State or Other Jurisdiction of Incorporation)		(IRS Employer Identification No.)

2021 Spring Road Suite 600
Oak Brook	IL	60523
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THS	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On August 10, 2022, TreeHouse Foods, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Rushmore Investment III LLC, a Delaware limited liability company (“US Buyer”) and 1373978 B.C., ULC, a British Columbia unlimited liability company (“CA Buyer” and together with US Buyer, the “Buyer”). Upon the terms and subject to the conditions set forth in the Purchase Agreement, the Company and its subsidiaries agreed to sell and assign (a) to US Buyer, the equity interests of Meal Preparation, Inc., a Delaware corporation, and (b) to CA Buyer, the equity interests of TBMP Canada Cashco ULC, a British Columbia unlimited liability company, such that, as of the closing, Buyer will collectively own a significant portion of the Company’s Meal Preparation business, including pasta, pourable and spoonable dressing, preserves, red sauces, syrup, dry blends and baking, dry dinners, pie filling, pita chips and other sauces, for a purchase price of $950 million (the “Transaction”), subject to certain adjustments.

The Purchase Agreement contains representations and warranties and covenants customary for a transaction of this nature. The consummation of the Transaction is subject to customary closing conditions, including the receipt of certain regulatory approvals, the absence of any law, injunction or other judgment prohibiting the Transaction, the accuracy of the representations and warranties of each party (subject to materiality qualifiers) and the compliance by each party with its covenants in all material respects. The Transaction is currently expected to close during the fourth quarter of 2022.

The Purchase Agreement contains certain termination rights for the Company and Buyer, including, among other events, (1) if the Transaction has not been completed on or prior to December 8, 2022, (2) following a breach by the other party that would cause a closing condition not to be satisfied and is not or cannot be cured within 30 days’ notice of that breach or (3) if there is any law, injunction or other judgment prohibiting the Transaction.

The purchase price, which is subject to certain closing adjustments, consists of approximately $527.5 million in cash and approximately $422.5 million in a five-year secured seller promissory note to be issued at closing by US Buyer in favor of the Company and certain of its subsidiaries. The promissory note will be subject to the terms and conditions of a credit agreement to be entered into by Rushmore Investment II LLC (“Holdings”), US Buyer and the Company, as administrative agent, and the lenders party thereto, in connection with the closing of the Transaction as described in greater detail below (the “Seller Note Credit Agreement”). Buyer has obtained an equity commitment for the purpose of financing the cash portion of the purchase price and paying related fees and expenses. Funds affiliated with Buyer have committed to capitalize Buyer, immediately prior to closing, with an aggregate equity contribution of up to $590 million, subject to the terms and conditions set forth in an equity commitment letter.

In addition, the parties have agreed to enter into customary non-compete and non-solicitation covenants in connection with the Transaction.

The representations, warranties, covenants and other agreements set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Purchase Agreement or as of any other date.

The Purchase Agreement is filed as Exhibit 2.1 hereto and incorporated by reference herein. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Seller Note Credit Agreement

In connection with the closing, Holdings, US Buyer and the Company, as administrative agent, and the lenders party thereto will enter into the Seller Note Credit Agreement. The Seller Note Credit Agreement will set forth the terms of the seller promissory note and the loan evidenced thereby (the “Seller Loan”). The Seller Loan will mature five years from date on which the Transaction is consummated and will be guaranteed by Holdings and certain subsidiaries of US Buyer (collectively with Holdings and US Buyer, the “Loan Parties”) and secured by a first-priority lien on substantially all of the Loan Parties’ assets (subject to customary exceptions and limitations, including in connection with an asset-based revolver to be entered into by Holdings, US Buyer, certain of its subsidiaries and Bank of America, N.A., as administrative agent).

Buyer’s obligations under the Seller Loan, evidenced by the seller promissory note, will be partial consideration for the Transaction, and the incurrence and issuance thereof will be subject to a number of customary conditions, including the consummation of the closing under the Purchase Agreement and execution and delivery by the Loan Parties of the Seller Note Credit Agreement and other definitive documentation specified therein.

The Seller Loan will bear interest at a rate per annum equal to 10% for the first two years thereof, 11% for the third year thereof, 12% for the fourth year thereof, and 13% thereafter, payable quarterly in arrears. For the first year of the Seller Loan, a portion of the interest of up to 1% per annum may be paid in kind; all other interest for the first year, and all interest thereafter, will be paid in cash.

The Seller Note Credit Agreement will contain certain customary covenants, subject to agreed exceptions and thresholds. The Seller Note Credit Agreement’s negative covenants will restrict the ability of the Loan Parties and their subsidiaries to, among other things, (i) incur debt, (ii) create certain liens on their assets, (iii) dispose of their assets, (iv) make investments or restricted payments, including dividends, (v) merge, change their business or consolidate with other entities and (vi) enter into affiliate transactions.

The Seller Note Credit Agreement will also contain customary events of default, including payment defaults, cross defaults to material debt, bankruptcy and insolvency, breaches of covenants and inaccuracy of representations and warranties, subject in certain instances to customary grace periods. Upon an event of default, the Company may declare any then-outstanding amounts due and payable and exercise other customary remedies available to a secured lender.

Amendment to Credit Agreement

On August 10, 2022, the Company entered into Amendment No. 5 (the “Amendment”), to the Second Amended and Restated Credit Agreement, dated as of December 1, 2017 (as amended, the “Credit Agreement), among the Company (the “Borrower”), the lenders from time to time party thereto, the L/C Issuers from time to time party thereto and Bank of America, N.A., as administrative agent, swing line lender and L/C issuer.

Under the Amendment, among other things, the parties have agreed to: (i) amend the definition of “Consolidated EBITDA”, (ii) allow the Borrower to make Investments pursuant to a credit facility in principal amount not to exceed $50,000,000 provided by the Borrower or any guarantors under the Credit Agreement to any Person that comprises or owns, directly or indirectly, any business unit disposed of by the Borrower or any such guarantors; and (iii) allow the Borrower to consummate the Transaction for consideration of at least 65% cash or cash equivalents. The material terms and conditions under the Credit Agreement are otherwise substantially consistent with those contained in the Credit Agreement prior to the Amendment.

The description of the Amendment set forth above is qualified in its entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 7.01.     Regulation FD Disclosure.

On August 11, 2022, the Company issued a press release relating to the matters described above in Item 1.01. A copy of the press release is attached as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that the Company prepared for use in connection with the announcement of the Transaction.

The information in this Item 7.01 of Form 8-K and Exhibits 99.1 and 99.2 attached hereto are being furnished pursuant to Item 7.01 of Form 8-K and therefore shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934.

Forward-Looking Statements

This report contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information are based on our beliefs, as well as assumptions made by us, using information currently available. The words “anticipate,” “believe,” “continue,” “estimate,” “project,” “expect,” “intend,” “plan,” “should,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. We do not intend to update these forward-looking statements following the date of this report. For example, we may use forward-looking statements when addressing topics such as our expectations regarding the Transaction and the Purchase Agreement.

Such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements contained in this report and other public statements we make. You are cautioned not to unduly rely on such forward-looking statements, which speak only as of the date made when evaluating the information presented in this report. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this report, to reflect any change in its expectations with regard thereto, or any other change in events, conditions, or circumstances on which any statement is based.

A detailed discussion of the factors that could cause actual results to differ materially from our published expectations is contained under the headings “Risk Factors” and “Forward-Looking Statements” in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, our most recently filed Form 10-Q, and any other reports we file with the SEC in the future.

Item 9.01.     Financial Statements and Exhibits
(d)Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description

2.1	Stock Purchase Agreement, dated as of August 10, 2022, by and among the Company, US Buyer and CA Buyer.
10.1	Amendment No. 5 to Second Amended and Restated Credit Agreement, dated August 10, 2022.
99.1	Press release, dated August 11, 2022, announcing entry into the Purchase Agreement.
99.2	Investor Presentation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	August 11, 2022	By:	/s/ Kristy N. Waterman
Kristy N. Waterman

Executive Vice President, Chief Human Resources Officer, General Counsel, and Corporate Secretary